FORM 8-K
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 13, 2003

INTERNATIONAL SPEEDWAY CORPORATION

(Exact name of registrant as specified in its charter)
FLORIDA	O-2384	59-0709342
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
1801 WEST INTERNATIONAL SPEEDWAY BOULEVARD, DAYTONA BEACH, FLORIDA	32114
(Address of principal executive offices)	(Zip code)

Registrant's telephone number, including area code:   (386) 254-2700

No Change
(Former name or address, if changed since last report)

Item 9. Regulation FD Disclosure.   The Company today issued a press release that announced that NASCAR had approved the Company's proposal for the realignment of NASCAR Winston Cup Series dates among its North Carolina, Darlington and California facilities.  The release reported that in the 2004 season as a result of the realignment, California Speedway will host an additional Winston Cup event weekend during the Labor Day weekend, Darlington Raceway will host race Winston Cup race weekends in March and November, and North Carolina Speedway will host one Winston Cup event weekend in February.  A copy of the release is attached as an exhibit.

 Item 7. Financial Statements and Exhibits.

(c)  Exhibits.

	Exhibit Number	Description of Exhibit	Filing Status
1	(99.1)	Press Release	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INTERNATIONAL SPEEDWAY CORPORATION (Registrant)
Date:	06/13/2003	/s/ Susan G. Schandel
Susan G. Schandel, Vice President & Chief Financial Officer